POWER OF ATTORNEY
FOR FILING OF SECTION 16 REPORTS

The undersigned hereby constitutes and appoints each of Brian Bellardo and Mark
R. Hahn, and their designees, severally, as the undersigned's true and lawful attorneys-in-fact and agents, with full power of substitution or revocation, for the undersigned and in the undersigned's name, place and stead, to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of NYFIX, Inc. (the "Company"), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules promulgated thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 or any amendment or amendments thereto, and timely file any such Form with the Securities and Exchange Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform each and every act and thing requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute, substitutes, designee or designees shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 under Section 16 of the Exchange Act with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 3rd day of July, 2003.


_/s/ Peter Kilbinger Hansen
     __________________
     Peter Kilbinger Hansen